Exhibit 5.2

January 11, 2018

Board of Directors

Santander Holdings USA, Inc.

75 State Street

Boston, Massachusetts 02109

Santander Holdings USA, Inc.

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Santander Holdings USA, Inc., a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the Company’s offer to exchange (i) up to $1,440,000,000 aggregate principal amount of its 3.700% Senior Notes due 2022 which have been registered under the Act (the “2022 Exchange Notes”) for an equal principal amount of the Company’s issued and outstanding unregistered 3.700% Senior Notes due 2022 (the “2022 Old Notes” and, together with the 2022 Exchange Notes, the “2022 Notes”); (ii) up to $1,000,000,000 aggregate principal amount of its 3.400% Senior Notes due 2023 which have been registered under the Act (the “2023 Exchange Notes”) for an equal principal amount of the Company’s issued and outstanding unregistered 3.400% Senior Notes due 2023 (the “2023 Old Notes” and, together with the 2023 Exchange Notes, the “2023 Notes”); and (iii) up to $1,050,000,000 aggregate principal amount of its 4.400% Senior Notes due 2027 which have been registered under the Act (the “2027 Exchange Notes”) for an equal principal amount of the Company’s issued and outstanding unregistered 4.400% Senior Notes due 2027 (the “2027 Old Notes” and, together with the 2027 Exchange Notes, the “2027 Notes”). The term “Exchange Notes” refers collectively to the 2022 Exchange Notes, the 2023 Exchange Notes and the 2027 Exchange Notes. The term “Old Notes” refers collectively to the 2022 Old Notes, the 2023 Old Notes and the 2027 Old Notes. The term “Notes” refers to both the Old Notes and the Exchange Notes. The exchange of the Exchange Notes for the Old Notes will be made pursuant to an exchange offer (the “Exchange Offer”) described in the Registration Statement. This opinion letter is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Act. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement or the Indenture (as defined below).

The Old 2022 Notes were, and the 2022 Exchange Notes will be, issued under an Indenture dated as of April 19, 2011 (the “Base Indenture”) between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as amended by the Eighth Supplemental Indenture, dated as of March 1, 2017 (the “Eighth Supplemental Indenture”), and as supplemented by the Ninth Supplemental Indenture, dated March 27, 2017 (the “Ninth Supplemental Indenture”), in each case between the Company and the Trustee with such Ninth Supplemental Indenture as further supplemented in connection with the 2022 Exchange Notes by the Sixteenth Supplemental Indenture in the form filed as an exhibit to the Registration Statement to be entered into by the Company and the Trustee (the “Sixteenth Supplemental Indenture”). The Old 2023 Notes were, and the 2023 Exchange Notes will be, issued under the Base Indenture as amended by the Eighth Supplemental Indenture and as supplemented by the Fifteenth

Supplemental Indenture, dated as of December 18, 2017, between the Company and the Trustee (the “Fifteenth Supplemental Indenture”) with such Fifteenth Supplemental Indenture as further supplemented in connection with the 2023 Exchange Notes by the Sixteenth Supplemental Indenture. The Old 2027 Notes were, and the 2027 Exchange Notes will be, issued under the Base Indenture as amended by the Eighth Supplemental Indenture and as supplemented by the Twelfth Supplemental Indenture, dated as of July 13, 2017, between the Company and the Trustee (the “Twelfth Supplemental Indenture”) with such Twelfth Supplemental Indenture as further supplemented in connection with the 2027 Exchange Notes by the Sixteenth Supplemental Indenture. The term “Indenture” refers to the Base Indenture, as supplemented by the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Fifteenth Supplemental Indenture and the Sixteenth Supplemental Indenture.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a)    the Registration Statement, including the exhibits being filed therewith;

(b)    the prospectus contained in the Registration Statement (the “Prospectus”);

(c)    the Base Indenture;

(d)    the Eighth Supplemental Indenture;

(e)    the Ninth Supplemental Indenture;

(f)    the Twelfth Supplemental Indenture;

(g)    the Fifteenth Supplemental Indenture; and

(h)    the Sixteenth Supplemental Indenture.

In addition we have examined and relied upon the following:

(i)	a certificate from the Senior Vice President and Assistant Secretary of the Company certifying as to (A) true and correct copies of the articles of incorporation and bylaws of the Company, and (B) the resolutions of the Board of Directors of the Company, (i) adopted on or as of December 9, 2016 and August 7, 2017 authorizing the filing of the Registration Statement, and (ii) adopted on or as of January 27, 2011, December 9, 2016 and August 7, 2017 authorizing the issuance, sale and exchange of the Notes by the Company;

(ii)	a certificate dated January 11, 2018 issued by the State Corporation Commission of the Commonwealth of Virginia, attesting to the corporate status and good standing of the Company in the Commonwealth of Virginia; and

(iii)	the Registration Rights Agreement, dated as of March 27, 2017, between the Company and J.P. Morgan Securities LLC, Santander Investment Securities Inc., Barclays Capital Inc. and UBS Securities LLC, as representatives of the several initial purchasers named in the Purchase Agreement (as defined therein);

(iv)	the Registration Rights Agreement, dated as of July 13, 2017, between the Company and Barclays Capital Inc., Citigroup Global Markets Inc., Santander Investment Securities Inc. and RBC Capital Markets, LLC, as representatives of the several initial purchasers named in the Purchase Agreement (as defined therein);

(v)	the Registration Rights Agreement, dated as of December 18, 2017, between the Company and J.P. Morgan Securities LLC, Barclays Capital Inc., Santander Investment Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers named in the Purchase Agreement (as defined therein);

(vi)	originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

As used herein, the term “Applicable Law” means the law of the Commonwealth of Virginia.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a)    Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof and (ii) certificates and assurances from public officials, all of such certificates and assurances are accurate with regard to factual matters.

(b)    Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

Our Opinions

Based on and subject to the foregoing and the qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1.    Organizational Status. The Company is a validly existing corporation under the laws of the Commonwealth of Virginia, and is in good standing under such laws.

2.    Power and Authority; Authorization. The Company has the corporate power and authority to issue the Exchange Notes and has taken all necessary action to authorize the issuance of the Exchange Notes.

Qualifications and Limitations Applicable to Our Opinions

Our opinions set forth above are limited to the Applicable Law, and we do not express any opinion concerning any other law.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. We consent to the reliance by Wachtell, Lipton Rosen & Katz upon this opinion letter in connection with its opinion letter filed as Exhibit 5.1 to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP

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